UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2008

ZIONS BANCORPORATION

(Exact Name of Registrant as Specified in its Charter)

Utah	0-2610	87-0227400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Main, 15th Floor Salt Lake City, Utah	84111
(Address of Principal Executive Office)	(Zip Code)

(801) 524-4787

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

On September 8, 2008, Zions Bancorporation (the “Company”) entered into an ATM Equity OfferingSM Sales Agreement (the “Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), pursuant to which the Company may offer and sell through Merrill Lynch, from time to time, shares of the Company’s Common Stock, without par value, with an aggregate sales price of up to $250,000,000 (the “Shares”). Sales of the Shares, if any, will be made by means of ordinary brokers’ transactions on the NASDAQ Global Select Market or otherwise at market prices.

The Shares will be issued pursuant to the Company’s Registration Statement on Form S-3 (No. 333-132868) (the “Registration Statement”) previously filed by the Company with the Securities and Exchange Commission.

The Agreement is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference. The foregoing description of the material terms of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to such exhibit. Additional exhibits are filed herewith in connection with the Company’s Registration Statement which are incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

5.1	Opinion of Callister Nebeker & McCullough.

23.1	Consent of Callister Nebeker & McCullough (included in Exhibit 5.1).

99.1	ATM Equity OfferingSM Sales Agreement, dated September 8, 2008 between Zions Bancorporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zions Bancorporation

Date: September 8, 2008	By:	/s/ Doyle L. Arnold
Doyle L. Arnold Vice Chairman and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Callister Nebeker & McCullough.

23.1	Consent of Callister Nebeker & McCullough (included in Exhibit 5.1).

99.1	ATM Equity OfferingSM Sales Agreement, dated September 8, 2008 between Zions Bancorporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated.